                                    EXHIBIT 5

             OPINION AND CONSENT OF BROWNSTEIN HYATT & FARBER, P.C.

                                  July 20, 2000

Rhythms NetConnections Inc.
9100 East Mineral Circle
Englewood, Colorado 80112


         Re: Rhythms NetConnections Inc. - Registration Statement for Offering of 1,800,000 Shares of Common Stock under its Amended and Restated 2000 Stock Award Plan

Dear Ladies and Gentlemen:

              We have acted as counsel to Rhythms NetConnections Inc., a Delaware corporation (the Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,800,000 shares of common stock (the "Shares") issuable under the Company's Amended and Restated 2000 Stock Award Plan (the "Stock Award Plan").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and administration of the Stock Award Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued pursuant to the provisions of the Stock Award Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Award Plan or the Shares.

                               Very truly yours,

                               /s/ Brownstein Hyatt & Farber, P.C.

                               BROWNSTEIN HYATT & FARBER, P.C.